ZOO ENTERTAINMENT, INC.
AMENDMENT NO. 2 TO 2007 EMPLOYEE, DIRECTOR AND
CONSULTANT STOCK PLAN

This Amendment No. 2 (the “Amendment”) to the Zoo Entertainment, Inc. (the “Company”) 2007 Employee, Director and Consultant Stock Plan, as amended (the “Plan”), is hereby effective as of February 11, 2010.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Company enacted the Plan in accordance with the purposes set forth therein; and

WHEREAS, Section 31 of the Plan reserves to the Company’s board of directors (the “Board”) the power in its discretion to amend the Plan at any time and from time to time subject to applicable law and the rights of the Participants on the date of such action; and

WHEREAS, the Board deems it appropriate to amend the Plan to revise the aggregate number of Shares which may be issued from time to time pursuant to the Plan from four million (4,000,000) shares to one million, two hundred eight thousand, four hundred and nine (1,208,409) shares; and

WHEREAS, the Board deems it appropriate to amend the Plan to revise the maximum number of Shares with respect to which Stock Rights may be granted to any Participant in any fiscal year from seven hundred fifty thousand (750,000) to three hundred thousand (300,000).

NOW, THEREFORE, the Plan is hereby amended as set forth below:

1.  Section 3(a) of the Plan is hereby amended by deleting “four million (4,000,000)” from the second line thereof and inserting “one million, two hundred eight thousand, four hundred and nine (1,208,409)” in its place.

2.  Section 4(c) of the Plan is hereby amended by deleting “750,000” from the third line thereof and inserting “300,000” in its place.

3.  The Plan shall remain in full force and effect except as specifically amended herein.